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                                                                    EXHIBIT 10.2



                FIRST AMENDMENT TO THE DOW CORNING CORPORATION

                          EXECUTIVE COMPENSATION PLAN



                                 Prepared by:

                                Kelly M. Hayes
                   SIEGEL, GREENFIELD, HAYES & GROSS, P.L.C.
                         2000 Town Center, Suite 2700
                             Southfield, MI 48075
                                 248-386-5900

                FIRST AMENDMENT TO THE DOW CORNING CORPORATION
                          EXECUTIVE COMPENSATION PLAN
                          ---------------------------

July 27, 1999
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     This FIRST AMENDMENT to the DOW CORNING CORPORATION EXECUTIVE COMPENSATION
PLAN is adopted, effective the 1/st/ day of January, 1999.


                                R E C I T A L S

     WHEREAS, DOW CORNING CORPORATION (the "Corporation") adopted an Executive Compensation Plan, effective January 1, 1994; and

     WHEREAS, the Corporation now desires to amend said Plan to reflect certain changes to be made by the Corporation to the Plan.

     NOW, THEREFORE, the Corporation hereby adopts this First Amendment to the Plan, effective January 1, 1999.

          1.   Article I is hereby amended in its entirety to read as follows:

                                   ARTICLE I

                                    PURPOSE

     Dow Corning Corporation hereby establishes this Executive Compensation Plan for the benefit of its Eligible Employees. The purpose of this Plan is to provide an annual variable pay component based on individual, team, and corporate performance measures which the Participant can influence.

          2. Article II is hereby amended by the addition of new Sections 2.11, 2.12 and 2.13 to read as follows:

     2.11 "EBIT" -- "Earnings Before Interest and Taxes" -- means sales revenue,
           --------------------------------------------
less all product and non-product costs, and excluding or adjusting for the following: (i) the expenses directly related to the Corporation's case entered in the United States Bankruptcy Court for the Eastern District of Michigan on May 15, 1995, case number 95-20572; (ii) net interest expense; (iii)
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adjustments for material gains or losses as the result of accounting rule changes, acquisitions and divestitures, and other significant special charges.

     2.12 "Global Savings Plan" ("GSP") means the Dow Corning Corporation
           --------------------------
Global Savings Plan.

     2.13 "Leave of Absence" means a period of time when a Participant is not
           ----------------
actively at work, is not on vacation or is not utilizing personal time, but said Participant is still deemed to be an employee of the Corporation.

          3.   Article III, Section 3.1 is amended to read as follows:

     3.1  Eligibility. Only those Employees who occupy executive or management
          -----------
positions and are selected annually by the Chairman and Chief Executive Officer, with approval of the Board (or a Committee designated by the Board), shall be allowed to participate in this Plan.

          4.   Article IV is hereby amended in its entirety to read as follows:

                                  ARTICLE IV

                       BENEFITS OFFERED UNDER THIS PLAN

     4.1  Benefits.  The  benefits to be offered under the Plan for any Plan
          --------
Year shall be those as listed on Schedule A, attached hereto and incorporated herein by reference. The Corporation reserves the right to amend Schedule A at any time.

     4.2  Leave of Absence.   If a Participant takes a Leave Of Absence during
          ----------------
a Plan Year and returns to active employment with the Corporation within six (6) months of the first day of the Leave Of Absence, the calculation of the Plan Benefits shall be pursuant to Section 4.1, based on the base salary received by the Participant during the portion of the Plan Year that the Participant was not on the Leave of Absence.

  If the Leave Of Absence exceeds six (6) months, the Participant will not be eligible for a benefit

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under this Plan for the Plan Year in which the Leave Of Absence began, and any subsequent Plan Years in which the Leave of Absence occurs. If, however, a Participant is taking a Leave Of Absence to accompany a spouse who also works for the Corporation, the Participant's benefit shall be calculated pursuant to
Section 4.1.

     4.3  Retirement.  If a Participant retires from active employment during a
          ----------
Plan Year, the benefits payable under the Plan shall be pursuant to Section 4.1.

     4.4  Termination of Employment.   If a Participant terminates employment
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during a Plan Year, the Participant shall neither accrue nor receive a benefit for that Plan Year.

          5. Article VII, Section 7.1, is hereby amended in its entirety to read as follows:

     7.1  Election Procedure. Each Participant who is paid in U.S. dollars shall
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be entitled to make an irrevocable election to defer receipt of any whole percentage of the amount that would otherwise be awarded and payable by the Corporation to the Participant for any particular Plan Year. Said election must be made prior to January 1 of the Plan Year in which the services are performed by the Participant which result in the benefits accruing under this Plan. Said election shall also indicate the future year in which the deferred amount will be payable to the Participant.

          6.   Article VII is hereby amended by the addition of a new paragraph
7.3 to read as follows:

     7.3  Deferral to Global Savings Plan. If a Participant of this Plan is also
          -------------------------------
a Participant of the Global Savings Plan, the Participant shall be entitled to make an irrevocable election to defer receipt of any whole percentage of the amount that would otherwise be awarded and payable by the Corporation to the Participant for any particular Plan Year, to the Participant's Global Savings Plan Account. Said deferral amount shall be invested pursuant to the Participant's instructions with respect to his Global Savings Plan account. Said election must be made prior to January 1 of the Plan

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Year in which the services are performed by the Participant which result in the benefit accruing under this Plan. Any amount deferred to the Global Savings Plan shall be subject to the distribution provisions of the Global Savings Plan.


     All other provisions of the Plan not herein amended, are hereby ratified and reaffirmed.


     IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Plan to be adopted, effective January 1, 1999.

WITNESSES:                         DOW CORNING CORPORATION

______________________________

                                   by__________________________________
______________________________        RICHARD A. HAZLETON
                                      Its Chairman of the Board and Chief
                                        Executive Officer

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